Exhibit 99.1

                                              Investor Inquiries: Tom Chesterman, (907) 868-1585, tchesterman@gci.com
                                              Media Inquiries: David Morris, (907) 265-5396, dmorris@gci.com

GCI REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

•	Consolidated revenue of $189.7 million
•	Adjusted EBITDA of $62.1 million
•	Net income of $4.2 million or $0.10 per diluted share

July 31, 2013, Anchorage AK – General Communication, Inc. (“GCI”) (NASDAQ:GNCMA) today reported its second quarter 2013 results with consolidated revenues of $189.7 million, adjusted EBITDA of $62.1 million, and net income of $4.2 million or $0.10 per diluted share.

For the second quarter of 2013, revenue increased $13.6 million or 8 percent over the second quarter of 2012 revenue of $176.1 million. Adjusted EBITDA increased $2.7 million or 5 percent over the second quarter of 2012 EBITDA of $59.4 million. Net income increased 5 percent compared to second quarter of 2012 net income of $4.0 million.

For the first six months of 2013, revenue increased $27.9 million or 8 percent over the first six months of 2012 revenue of $348.0 million. Adjusted EBITDA increased $6.5 million or 6 percent over the first six months of 2012 EBITDA of $114.3 million. Net income increased $2.0 million or 37 percent over the first six months of 2012 net income of $5.4 million.

“GCI has continued to provide growth and improvement in the second quarter,” said Ron Duncan, GCI president and chief executive officer. “We continue to perform well with respect to both the operational metrics and financial performance.”

On July 22, 2013, the Company closed The Alaska Wireless Network (AWN) transaction, which had been previously announced.

“Having now resolved the many steps in the regulatory process, we are now fully engaged in the implementation process for AWN,” continued Mr. Duncan. “We expect that our AWN network will provide the fastest, most geographically extensive, and the most reasonably priced wireless services for Alaska subscribers.”

Operating Highlights

Wireless:
Wireless revenues of $35.6 million for the second quarter of 2013 increased $5.2 million or 17% when compared to the second quarter of 2012. Wireless Adjusted EBITDA of $14.3 million increased $1.7 million or 13 percent compared to the second quarter of 2012. This segment represents the wholesale provision of wireless service, as well as roaming revenues.

GCI served 142,900 wireless subscribers at the end of the second quarter 2013, representing a total subscriber growth of 1 percent over the second quarter of 2012.  The results for the quarter, compared to last year, reflect a 7,300 reduction in Lifeline customers, due to FCC changes in the program. This reduction, however, was offset by a 9,200 or 9 percent increase in non-Lifeline customers, and an overall 6 percent increase to average monthly revenue per wireless subscriber.

Wireline – Consumer:
Consumer revenues of $68.5 million for the second quarter of 2013 increased 1 percent over the same period of 2012. Adjusted EBITDA of $18.9 million for the second quarter of 2013 increased $0.7 million or 4 percent compared to the second quarter of 2012. Increases in data and wireless revenues offset the decreases in voice and video revenues.

During the quarter, the Company announced several improvements, enhancements and new programs:
•
GCI TV Powered by TIVO: GCI provides the only TV service in Alaska that offers a digital video recorder (DVR) through which consumers can record up to six channels simultaneously, in areas where GCI offers TIVO service.

•	GCI GO: GCI was the first Alaska based TV service provider to offer HBO GO and MAX GO, an offering that may expand by year end to as many as 25 networks.
•	Tier 1 Internet expansion: GCI upgraded two additional communities to Tier 1 service, enabling up to 22 mbps internet service.
•	HD Expansion: GCI added two more networks to the HD platform, Lifetime HD and Lifetime Movie Network HD.

Wireline - Business Services:
Business Services revenues of $56.9 million for the second quarter of 2013 increased 12 percent over the same period in 2012. Adjusted EBITDA of $18.2 million represented a 9 percent improvement over the same period in 2012. The revenue improvements were driven by growth in wireline, while wireless showed a slight decline.

During the quarter, revenues benefited from the strength of oil and gas sector exploration, development efforts in Cook Inlet and the Chukchi Sea, as well as continuing contracts with wholesale customers.

Wireline - Managed Broadband:
Managed Broadband revenues for the second quarter of 2013 totaled $28.8 million, an increase of 6 percent over the second quarter of 2012. Adjusted EBITDA of $10.8 million represented a 9 percent decline over the same period in 2012. The year-over-year growth of revenue is due to continuing investment in terrestrial broadband facilities in rural Alaska and success in acquiring additional telemedicine and distance learning customers. These revenue gains have not yet translated into EBITDA gains, due to the continued high cost of developing new services and providing existing services in this area.

During the quarter, the Company announced that GCI will complete the extension of its terrestrial broadband network, TERRA, to Nome by the end of this year and to Kotzebue by the end of 2014.

Corporate Highlights
•
On April 30, 2013, GCI Holdings, Inc., a wholly owned subsidiary of GCI, closed on a $390 million senior secured credit facility, which was an amendment to its previous facility. The facility provides up to $240.0 million of delayed draw term loans and a $150.0 million revolving credit facility. To complete the AWN transaction mentioned above, subsequent to the quarter close, the Company drew $100 million from the term loan capacity. The facility will mature on April 30, 2018.

•
GCI repurchased nearly 740,000 shares of its Class A common stock in the second quarter of 2013 at an average price per share of $8.59. GCI is authorized to repurchase $98.4 million of its shares depending on company performance, market conditions, liquidity, leverage and subject to board oversight. At the end of the second quarter of 2013 GCI had approximately 40.8 million Class A and B shares outstanding.

•
SG&A expenses for the second quarter of 2013 totaled $63.9 million, an increase of $3.8 million or 6 percent as compared to $60.0 million for the second quarter of 2012. As a percentage of revenues, SG&A expenses remained at 34 percent in the second quarter of 2013, compared with the same period in 2012.

•	GCI’s second quarter 2013 capital expenditures totaled $50.4 million.

•	In anticipation of implementing the AWN transaction, we have changed our segment reporting methodology. Effective the first of this year, we are now organized in two segments, Wireless and Wireline.
o
The Wireless segment’s revenue is derived from wholesale wireless services and roaming revenue, which includes revenue that was previously reported in the historical Consumer, Network Access, and Commercial segments.

o
The Wireline segment’s revenue represents all of our other services and products, including retail wireless, and includes three major customer groups: Consumer, Business Services and Managed Broadband.  The comparative figures for 2012 have been recast to be consistent with the new segment presentation.

GCI will hold a conference call to discuss the quarter’s results on Thursday, August 1, 2013 beginning at 2 p.m. (Eastern). To access the briefing, call the conference operator between 1:50-2:00 p.m. (Eastern Time) at 888-989-7597 (International callers should dial 1-517-308-9016) and identify your call as “GCI.”  In addition to the dial-up access, GCI will make available net conferencing. To access the call via net conference, log on to www.gci.com and follow the instructions. A replay of the call will be available for 72-hours by dialing 888-566-0408, access code 7461 (International callers should dial 1-402-998-0597.)

About GCI
GCI is the largest telecommunications company in Alaska.  GCI’s cable plant, which provides broadband data services, video, and voice, passes 78 percent of Alaska households.  GCI operates Alaska’s most extensive terrestrial/subsea fiber optic network which connects not only Anchorage but also Fairbanks and Juneau/Southeast Alaska to the lower 48 states with a diversely routed, protected fiber network. GCI’s TERRA-Southwest fiber/microwave system links 65 communities in the Bristol Bay and Yukon-Kuskokwim Delta to Anchorage bringing terrestrial broadband Internet access to the region for the first time.  GCI’s satellite network provides communications services to small towns and communities throughout rural Alaska.  GCI’s statewide mobile wireless network seamlessly links urban and rural Alaska.

A pioneer in bundled services, GCI is the top provider of data, video and voice services to Alaska consumers with a 70 percent share of the consumer broadband market.  GCI is also the leading provider of communications services to enterprise customers, particularly large enterprise customers with complex data networking needs.  More information about GCI can be found at www.gci.com.

 Forward Looking Statement Disclosure

The foregoing contains forward looking statements regarding GCI’s expected results that are based on management’s expectations as well as on a number of assumptions concerning future events.  Actual results might differ materially from those projected in the forward looking statements due to uncertainties and other factors, many of which are outside GCI’s control.  Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained in GCI’s cautionary statement sections of Forms 10-K and 10-Q filed with the Securities and Exchange Commission.

#    #    #

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in thousands)
	June 30,	December 31,
Assets	2013	2012

Current assets:
Cash and cash equivalents	$26,212	24,491

Receivables	167,465	150,436
Less allowance for doubtful receivables	2,810	3,215
Net receivables	164,655	147,221

Deferred income taxes	33,862	12,897
Prepaid expenses	10,929	8,441
Inventories	8,765	12,098
Other current assets	493	1,678
Total current assets	244,916	206,826

Property and equipment in service, net of depreciation	841,932	838,247
Construction in progress	104,897	94,418
Net property and equipment	946,829	932,665

Cable certificates	191,635	191,635
Goodwill	77,294	77,294
Wireless licenses	25,967	25,967
Restricted cash	20,151	30,933
Other intangible assets, net of amortization	15,721	16,560
Deferred loan and senior notes costs, net of amortization	13,181	11,189
Other assets	14,293	13,453
Total other assets	358,242	367,031
Total assets	$1,549,987	1,506,522

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Continued)

(Amounts in thousands)
	June 30,	December 31,
Liabilities and Stockholders' Equity	2013	2012

Current liabilities:
Current maturities of obligations under long-term debt and capital leases	$8,120	7,923
Accounts payable	44,663	52,384
Deferred revenue	25,425	25,218
Accrued payroll and payroll related obligations	23,270	19,440
Accrued interest	6,761	6,786
Accrued liabilities	17,502	15,242
Subscriber deposits	1,499	1,366
Total current liabilities	127,240	128,359

Long-term debt, net	896,123	875,123
Obligations under capital leases, excluding current maturities	69,545	72,725
Obligation under capital lease due to related party, excluding current maturity	1,887	1,892
Deferred income taxes	151,814	123,661
Long-term deferred revenue	89,886	89,815
Other liabilities	25,899	25,511
Total liabilities	1,362,394	1,317,086

Commitments and contingencies
Stockholders’ equity:
Common stock (no par):
Class A. Authorized 100,000 shares; issued 37,694 and 38,534 shares at June 30, 2013 and December 31, 2012, respectively; outstanding 37,604 and 38,357 shares at June 30, 2013 and December 31, 2012, respectively	10,832	22,703
Class B. Authorized 10,000 shares; issued and outstanding 3,167 and 3,169 shares at June 30, 2013 and December 31, 2012, respectively; convertible on a share-per-share basis into Class A common stock	2,674	2,676
Less cost of 90 and 177 Class A common shares held in treasury at June 30, 2013 and December 31, 2012, respectively	(866)	(1,617)
Paid-in capital	27,921	25,832
Retained earnings	115,008	107,584
Total General Communication, Inc. stockholders' equity	155,569	157,178
Non-controlling interests	32,024	32,258
Total stockholders' equity	187,593	189,436

Total liabilities and stockholders' equity	$1,549,987	1,506,522

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in thousands, except per share amounts)	2013	2012	2013	2012

Revenues	$189,661	176,104	$375,877	348,011

Cost of goods sold (exclusive of depreciation and amortization shown separately below)	65,699	58,073	130,309	114,933
Selling, general and administrative expenses	63,871	60,048	128,418	123,030
Depreciation and amortization expense	34,396	33,350	68,395	65,730
Operating income	25,695	24,633	48,755	44,318

Other expense:
Interest expense (including amortization of deferred loan fees)	(17,424)	(16,948)	(34,328)	(34,103)
Loss on extinguishment of debt	(103)	-	(103)	-
Other	53	88	53	(41)
Other expense	(17,474)	(16,860)	(34,378)	(34,144)

Income before income tax expense	8,221	7,773	14,377	10,174
Income tax expense	4,158	3,968	7,187	5,117

Net income	4,063	3,805	7,190	5,057
Net loss attributable to non-controlling interests	117	177	234	354

Net income attributable to General Communication, Inc.	$4,180	3,982	$7,424	5,411

Basic net income attributable to General Communication, Inc. common stockholders per Class A common share	$0.10	0.10	$0.18	0.13
Basic net income attributable to General Communication, Inc. common stockholders per Class B common share	$0.10	0.10	$0.18	0.13
Diluted net income attributable to General Communication, Inc. common stockholders per Class A common share	$0.10	0.09	$0.18	0.13
Diluted net income attributable to General Communication, Inc. common stockholders per Class B common share	$0.10	0.09	$0.18	0.13
Common shares used to calculate Class A basic EPS	37,979	38,516	38,126	38,629
Common shares used to calculate Class A diluted EPS	41,365	42,149	41,553	42,230

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Second Quarter 2013						Second Quarter 2012
		Wireline Segment						Wireline Segment
	Wireless		Business	Managed			Wireless		Business	Managed
	Segment	Consumer	Services	Broadband	Sub-total	Total	Segment	Consumer	Services	Broadband	Sub-total	Total
Revenues
Wireless	$35,559	7,180	764	-	7,944	43,503	$30,360	6,847	791	-	7,638	37,998
Data	-	24,413	39,394	23,370	87,177	87,177	-	21,523	34,308	21,717	77,548	77,548
Video	-	27,740	3,467	-	31,207	31,207	-	29,235	3,236	-	32,471	32,471
Voice	-	9,141	13,253	5,380	27,774	27,774	-	10,399	12,279	5,409	28,087	28,087
Total	35,559	68,474	56,878	28,750	154,102	189,661	30,360	68,004	50,614	27,126	145,744	176,104

Cost of goods sold	16,573	19,437	23,541	6,148	49,126	65,699	13,970	19,309	18,996	5,798	44,103	58,073

Contribution	18,986	49,037	33,337	22,602	104,976	123,962	16,390	48,695	31,618	21,328	101,641	118,031

Less SG&A	4,652	30,997	15,799	12,423	59,219	63,871	3,864	31,075	15,263	9,846	56,184	60,048
Less other expense	-	-	-	(49)	(49)	(49)	-	-	-	(84)	(84)	(84)
EBITDA	14,334	18,040	17,538	10,228	45,806	60,140	12,526	17,620	16,355	11,566	45,541	58,067

Add share-based compensation	(104)	779	596	376	1,751	1,647	-	413	310	142	865	865
Add accretion	43	53	36	23	112	155	64	44	29	15	88	152
Add loss from noncontrolling interests	-	-	-	197	197	197	-	-	-	177	177	177
Add non-cash contribution	-	-	-	-	-	-	-	82	51	27	160	160
Adjusted EBITDA	$14,273	18,872	18,170	10,824	47,866	62,139	$12,590	18,159	16,745	11,927	46,831	59,421

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Second Quarter 2013						First Quarter 2013
		Wireline Segment						Wireline Segment
	Wireless		Business	Managed			Wireless		Business	Managed
	Segment	Consumer	Services	Broadband	Sub-total	Total	Segment	Consumer	Services	Broadband	Sub-total	Total
Revenues
Wireless	$35,559	7,180	764	-	7,944	43,503	$33,837	6,546	679	-	7,225	41,062
Data	-	24,413	39,394	23,370	87,177	87,177	-	24,056	40,136	22,680	86,872	86,872
Video	-	27,740	3,467	-	31,207	31,207	-	27,961	3,125	-	31,086	31,086
Voice	-	9,141	13,253	5,380	27,774	27,774	-	9,530	12,327	5,339	27,196	27,196
Total	35,559	68,474	56,878	28,750	154,102	189,661	33,837	68,093	56,267	28,019	152,379	186,216

Cost of goods sold	16,573	19,437	23,541	6,148	49,126	65,699	14,412	20,190	24,536	5,472	50,198	64,610

Contribution	18,986	49,037	33,337	22,602	104,976	123,962	19,425	47,903	31,731	22,547	102,181	121,606

Less SG&A	4,652	30,997	15,799	12,423	59,219	63,871	4,417	31,306	16,083	12,741	60,130	64,547
Less other expense	-	-	-	(49)	(49)	(49)	-	-	-	(4)	(4)	(4)
EBITDA	14,334	18,040	17,538	10,228	45,806	60,140	15,008	16,597	15,648	9,810	42,055	57,063

Add share-based compensation	(104)	779	596	376	1,751	1,647	104	514	407	234	1,155	1,259
Add accretion	43	53	36	23	112	155	77	24	16	10	50	127
Add loss from noncontrolling interests	-	-	-	197	197	197	-	-	-	200	200	200
Adjusted EBITDA	$14,273	18,872	18,170	10,824	47,866	62,139	$15,189	17,135	16,071	10,254	43,460	58,649

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Six Months Ended June 30, 2013						Six Months Ended June 30, 2012
		Wireline Segment						Wireline Segment
	Wireless		Business	Managed			Wireless		Business	Managed
	Segment	Consumer	Services	Broadband	Sub-total	Totals	Segment	Consumer	Services	Broadband	Sub-total	Totals
Revenues
Wireless	$69,396	13,726	1,443	-	15,169	84,565	$59,804	12,893	1,454	-	14,347	74,151
Data	-	48,469	79,530	46,050	174,049	174,049	-	41,972	69,441	40,746	152,159	152,159
Video	-	55,701	6,592	-	62,293	62,293	-	58,257	6,356	-	64,613	64,613
Voice	-	18,671	25,580	10,719	54,970	54,970	-	21,659	24,483	10,946	57,088	57,088
Total	69,396	136,567	113,145	56,769	306,481	375,877	59,804	134,781	101,734	51,692	288,207	348,011

Cost of goods sold	30,985	39,627	48,077	11,620	99,324	130,309	26,541	37,799	38,276	12,317	88,392	114,933

Contribution	38,411	96,940	65,068	45,149	207,157	245,568	33,263	96,982	63,458	39,375	199,815	233,078

Less SG&A	9,069	62,303	31,882	25,164	119,349	128,418	7,728	64,762	31,856	18,684	115,302	123,030
Less other expense	-	-	-	(53)	(53)	(53)	-	-	-	47	47	47
EBITDA	29,342	34,637	33,186	20,038	87,861	117,203	25,535	32,220	31,602	20,644	84,466	110,001

Add share-based compensation	-	1,293	1,003	610	2,906	2,906	-	1,236	895	464	2,595	2,595
Add accretion	120	77	52	33	162	282	128	107	69	36	212	340
Add loss from noncontrolling interests	-	-	-	397	397	397	-	-	-	354	354	354
Add non-cash contribution	-	-	-	-	-	-	-	491	306	163	960	960
Adjusted EBITDA	$29,462	36,007	34,241	21,078	91,326	120,788	$25,663	34,054	32,872	21,661	88,587	114,250

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				June 30, 2013		June 30, 2013
				as compared to		as compared to
	June 30,	June 30,	March 31,	June 30,	March 31,	June 30,	March 31,
	2013	2012	2013	2012	2013	2012	2013
Wireline segment
Consumer
Data
Cable modem subscribers	115,600	111,700	117,000	3,900	(1,400)	3.5%	-1.2%

Video
Basic subscribers	119,600	122,500	122,000	(2,900)	(2,400)	-2.4%	-2.0%
Digital programming tier subscribers	69,500	72,200	72,200	(2,700)	(2,700)	-3.7%	-3.7%
HD/DVR converter boxes	89,900	88,400	90,300	1,500	(400)	1.7%	-0.4%
Homes passed	245,100	242,400	244,800	2,700	300	1.1%	0.1%

Voice
Local access lines in service	65,200	74,400	68,000	(9,200)	(2,800)	-12.4%	-4.1%
Local access lines in service on GCI facilities	60,800	69,300	63,300	(8,500)	(2,500)	-12.3%	-3.9%

Business Services
Data
Cable modem subscribers	14,100	11,800	13,400	2,300	700	19.5%	5.2%

Video
Hotels and mini-headend subscribers	20,800	19,300	16,700	1,500	4,100	7.8%	24.6%
Basic subscribers	2,000	1,900	1,900	100	100	5.3%	5.3%
Total basic subscribers	22,800	21,200	18,600	1,600	4,200	7.5%	22.6%

Voice
Local access lines in service	50,500	51,800	50,400	(1,300)	100	-2.5%	0.2%
Local access lines in service on GCI facilities	35,600	30,200	30,400	5,400	5,200	17.9%	17.1%

Managed Broadband
Voice:
Local access lines in service	8,100	8,700	8,100	(600)	-	-6.9%	0.0%

Consumer and Business Services Combined
Wireless
Consumer Lifeline lines in service	32,600	39,900	32,700	(7,300)	(100)	-18.3%	-0.3%
Consumer Non-Lifeline lines in service	92,800	84,900	91,800	7,900	1,000	9.3%	1.1%
Business Services Non-Lifeline lines in service	17,500	16,200	17,100	1,300	400	8.0%	2.3%
Total wireless lines in service	142,900	141,000	141,600	1,900	1,300	1.3%	0.9%

				June 30, 2013		June 30, 2013
	Three Months Ended			as Compared to		as Compared to
	June 30,	June 30,	March 31,	June 30,	March 31,	June 30,	March 31,
	2013	2012	2013	2012	2013	2012	2013

Wireline segment
Consumer
Data
Average monthly revenue per cable modem subscriber	$68.25	$63.64	$66.53	$4.61	$1.72	7.2%	2.6%

Video
Average monthly revenue per subscriber	$76.47	$78.89	$76.45	$(2.42)	$0.02	-3.1%	0.0%

Combined Consumer and Business Services
Wireless
Average monthly revenue per subscriber	$49.99	$47.29	$49.27	$2.70	$0.72	5.7%	1.5%

Total
Voice
Long-distance minutes carried (in millions)	238.0	241.3	228.5	(3.3)	9.5	-1.4%	4.2%

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Millions)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2013	2012	2013	2013	2012
Net income	$4.1	3.8	3.1	7.2	5.1
Income tax expense	4.1	4.0	3.1	7.2	5.1
Income before income tax expense	8.2	7.8	6.2	14.4	10.2

Other expense:
Interest expense (including amortization of deferred loan fees)	17.4	16.9	16.9	34.3	34.1
Loss on extinguisment of debt	0.2	-	-	0.2	-
Other	(0.1)	(0.1)	-	(0.1)	-
Other expense	17.5	16.8	16.9	34.4	34.1

Operating income	25.7	24.6	23.1	48.8	44.3
Depreciation and amortization expense	34.4	33.5	34.0	68.4	65.7
Equity investment	-	-	-	-	-

EBITDA (Note 2)	60.1	58.1	57.1	117.2	110.0
Share-based compensation	1.6	0.9	1.2	2.9	2.6
Accretion	0.2	0.1	0.1	0.3	0.3
Non-controlling interests	0.2	0.2	0.2	0.4	0.4
Non-cash contribution adjustment	-	0.1	-	-	1.0
Adjusted EBITDA (Note 1)	$62.1	59.4	58.6	120.8	114.3

Notes:
(1) EBITDA (as defined in Note 2 below) before deducting share-based compensation, accretion expense, and net income or loss attributable to non-controlling interests and non-cash contribution adjustment.

(2) Earnings Before Interest, Taxes, Depreciation and Amortization is the sum of Net Income, Interest Expense (including Amortization of Deferred Loan Fees), Interest Income, Income Tax Expense, and Depreciation and Amortization Expense.  EBITDA is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes EBITDA is a measure used as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected EBITDA are used to estimate current or prospective enterprise value. EBITDA does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.